UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2022

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35668 (Commission File Number)	22-3868459 (IRS Employer Identification No.)

305 Madison Avenue

Morristown, NJ 07960

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

10 Hudson Yards, 37th Floor
New York, NY 10001
(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.

Overview

On May 5, 2022, Intercept Pharmaceuticals, Inc., a Delaware corporation (“ICPT Inc.”), and its wholly owned subsidiary Intercept Pharma Europe Ltd., a UK private limited company (“IPEL” and, together with ICPT Inc. and affiliates, the “Company”), entered into a series of agreements to sell the Company’s ex-U.S. commercial operations, and sublicense the right to commercialize Ocaliva® (obeticholic acid) outside of the United States (the “Territory”), to Advanz Pharma and its affiliates (collectively, “Advanz”).

Advanz includes the following entities:

(1)	Mercury Pharma Group Limited, a UK private limited company (“Mercury Pharma”).
(2)	Amdipharm Limited, an Irish company (“Amdipharm”).
(3)	Advanz Pharma Services (UK) Limited, a UK private limited company (“Advanz Services”).

The parties have entered into seven material agreements, all as of the date set forth above:

(1)	Share Purchase Agreement (“SPA”) between ICPT Inc. as seller and Mercury Pharma as purchaser, pursuant to which ICPT Inc. will sell the shares of its foreign subsidiaries (excluding IPEL) to Mercury Pharma.
(2)	Sublicense Agreement among IPEL and Mercury Pharma, pursuant to which IPEL will sublicense the right to commercialize Ocaliva outside of the United States, and ICPT Inc. as licensor of such rights to IPEL.
(3)	Agreement for the Supply of Manufactured Products (“Supply and Manufacture Agreement”) between IPEL and Amdipharm.
(4)	Business Transfer Agreement (“BTA”) between IPEL and Advanz Services, pursuant to which IPEL will transfer certain business assets.
(5)	Safety Data Exchange Agreement (“SDEA”) between ICPT Inc. and Mercury Pharma.
(6)	Transitional Services Agreement (“TSA”) between ICPT Inc. and Advanz Services.
(7)	Master Trademark Assignment Agreement among ICPT Inc., its wholly owned subsidiary RXF Technologies, Inc., and Mercury Pharma.

The descriptions herein of these agreements do not purport to be complete, and are qualified in their entirety by reference to the agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

The parties expect that the completion of the transactions contemplated by the SPA and the other agreements will occur promptly after receipt of all required consents and approvals and the satisfaction of other customary closing conditions, including, without limitation, the approval of all foreign regulatory approvals.

Total consideration to the Company under the agreements is $405 million up front, consisting of $38.5 million under the SPA to ICPT Inc., $364.5 million under the Sublicense Agreement to IPEL, $1 million under the BTA to IPEL, and $1 million under the Master Trademark Assignment Agreement to ICPT Inc. The Sublicense Agreement also includes a $45 million earnout, payable upon Advanz’s receipt of extensions of orphan drug exclusivity in Europe.

Share Purchase Agreement

Pursuant to the SPA, ICPT Inc. will sell (or procure the sale of) the shares of the following foreign subsidiaries, for a purchase price of $38.5 million, subject to customary working capital and other adjustments:

(1)	Intercept Pharma Austria GmbH,
(2)	Intercept Pharma Canada Inc.,
(3)	Intercept Pharma France SAS (“ICPT France”),
(4)	Intercept Pharma Deutschland GmbH,
(5)	Intercept Pharma International Limited, an Irish company,
(6)	Intercept Italia S.r.l (which will be sold by its direct shareholder, Intercept Pharmaceuticals, LLC),
(7)	Intercept Pharma Portugal, Unipessoal Lda,
(8)	Intercept Pharma Spain, S.L.,
(9)	Intercept Pharma Switzerland GmbH,
(10)	Intercept Pharma UK & Ireland Ltd., and
(11)	Intercept Pharma Ltd.

Representations, Warranties, Covenants, and Closing Conditions

The SPA contains customary representations, warranties, and covenants of the parties. The purchaser has acquired a representation and warranty insurance policy that will be effective upon closing for claims for breaches of these representations and warranties.

The SPA contains non-competition and non-solicitation covenants binding on the Company for three years prohibiting the Company from soliciting employees or establishing a competitive business in the Territory with respect to primary biliary cholangitis (“PBC”) or nonalcoholic steatohepatitis (“NASH”). The SPA also includes, among other things, customary interim operating covenants requiring the Company to continue operating in the ordinary course of business in the period between signing and closing.

The sale of the shares of ICPT France will result in the transfer of the previously disclosed payback liability being negotiated by ICPT France and the French government. The purchase price under the SPA will be adjusted based on the estimated amount of the liability, which has been reserved in the Company’s consolidated financial statements, and the Company will recognize the transfer of the associated liability from its consolidated financial statements. Upon final resolution of the payback liability, ICPT Inc. will reimburse Advanz for any amount greater than the purchase price adjustment, or Advanz will reimburse ICPT Inc. for any amount less than the purchase price adjustment.

Termination

The SPA may be terminated at any time prior to closing by either party if German, Austrian, Italian, and Spanish authorities do not provide (or are not deemed to provide) any regulatory approvals needed to consummate the share sale (the “Condition”), and such Condition is not waived in accordance with the terms of the SPA on or before the date that is 90 business days from the date of the SPA (such date as it may be extended under the terms of the SPA or as the parties may agree in writing, the “Long Stop Date”), or becomes incapable of satisfaction on or before the Long Stop Date, provided that each of the parties may in its sole discretion extend the Long Stop Date on no more than 2 occasions each and on each such occasion by up to 25 calendar days in the event that the Condition has not been satisfied prior to the Long Stop Date due to a breach by the other of its obligations under the SPA.

Sublicense Agreement

Pursuant to the Sublicense Agreement, Mercury Pharma will make a one-time, non-refundable, non-creditable payment to IPEL in the aggregate amount of $364.5 million. In exchange, IPEL will grant the following licenses to Mercury Pharma (collectively, the “Sublicenses”) in the Territory with respect to Ocaliva for the treatment of PBC and obeticholic acid (“OCA”) for the treatment of NASH (together, the “Licensed Products”):

(1)	an exclusive, fully paid-up, perpetual and irrevocable license under the licensed intellectual property (the “Licensed IP”) to develop, commercialize, package and label, use and import Ocaliva for the treatment of PBC; and

(2)	an exclusive, royalty-bearing license under the Licensed IP to develop, commercialize, package and label, use and import a product containing OCA as the sole active pharmaceutical ingredient for the treatment of NASH, with a royalty based on net sales.

Under the Sublicense Agreement, IPEL has also granted Mercury Pharma a license to manufacture the Licensed Products upon certain trigger events.

The Sublicense Agreement also includes a cumulative $45 million earnout, based on proportionate sales in the respective European Medicines Agency (“EMA”) and Medicines and Healthcare products Regulatory Agency (“MHRA”) jurisdictions, payable upon Advanz’s receipt of extensions of orphan drug exclusivity from the EMA and MHRA.

The Sublicense Agreement contains customary representations, warranties and covenants of Mercury Pharma and IPEL. With respect to the license of OCA for NASH, the Sublicense Agreement contains customary termination provisions, including termination for breach. Mercury Pharma may also terminate the Sublicense Agreement at any time without cause upon 90 days’ prior written notice.

Under the Sublicense Agreement, IPEL agrees to continue to conduct certain studies with respect to Ocaliva for PBC. The parties have also agreed to form a joint steering committee (the “JSC”) to facilitate discussions with respect to clinical development and other matters with respect to the Licensed Products.

Additional Agreements

Pursuant to the Supply and Manufacture Agreement, IPEL will supply OCA in bulk tablet form to Amdipharm. Advanz will be responsible for the packaging and labeling of the Licensed Products for the Territory.

Pursuant to the BTA, IPEL will transfer its commercial business assets, including pertaining to ex-U.S. packaging, labeling, marketing, and sales (but excluding product development or manufacture), including transfer of pertinent employees, for consideration of $1 million.

The SDEA governs the conduct and responsibilities of the parties with respect to pharmacovigilance activities relating to Ocaliva for PBC.

Pursuant to the TSA, during a transition period following closing of the sale, the Company agrees to provide certain transition services to Advanz for continuity purposes, and Advanz agrees to provide certain transition services to the Company for continuity purposes, including services with respect to human relations, finance, and information technology. Such services shall continue for the duration of specified service periods.

Pursuant to the Master Trademark Assignment Agreement, ICPT Inc. and RXF Technologies, Inc., will transfer certain ex-U.S. trademarks relevant to the acquired business to Advanz, including the ex-U.S. Ocaliva trademarks.

Forward-Looking Statements

This document contains forward-looking statements (“FLS”), including regarding the sale transactions discussed above. FLS include:

•	The transaction will close.
•	The transaction will receive regulatory approvals.
•	We will receive the consideration amounts agreed to.
•	The operational separation of our U.S. and ex-U.S. businesses will be successful.
•	We will not experience adverse medical, clinical quality, safety, or pharmacovigilance events involving our product or product candidates.
•	Our supply chain will not be harmed by the transaction.
•	Our customers, vendors, and employees will be amenable to the transaction, and facilitate a smooth transition, including with regard to assignment of contracts.
•	The funds received will benefit us, our capital structure, our operations, and our research and development.
•	We may receive NASH royalties or an orphan drug exclusivity extension and earn-out.
•	We will work amicably with the purchaser to coordinate supply chain, research and development, pharmacovigilance, transition services, and other issues.
•	We will not incur unexpected tax, litigation, or other liabilities from this transaction.
•	Neither party will breach its obligations under the agreements.

Important factors could cause actual results to differ materially from the FLS, including:

•	Timing delays.
•	Loss of customers, vendors, or employees.
•	Declining sales and/or earnings.
•	Failure to receive regulatory approvals.
•	Failure by one or both parties to observe the closing conditions or other terms of the agreements.
•	Failure by the purchaser to deliver the consideration agreed to.
•	Failure to achieve the strategic benefits of the transaction.
•	Failure to grow our PBC business in the United States.
•	Failure to successfully receive approval of, or commercialize, OCA for NASH, either for the Company domestically or for Advanz internationally.
•	Failure to advance and expand our product pipeline, and develop new product candidates.
•	Unexpected problems with the separation of our U.S. and ex-U.S. businesses.
•	The purchaser’s intentions with the purchased business, and their level of success at integrating and successfully implementing their intentions.
•	Adverse medical, clinical quality, safety, or pharmacovigilance events.
•	Supply chain disruptions.
•	Our intended use of the funds received, or our inability to use the funds received for productive purposes.
•	Failure to receive funds later due under the Sublicense Agreement.
•	Unexpected results in our ongoing tax disputes and French payback dispute.
•	Arising of unexpected tax, litigation, or other liabilities.
•	Other cautionary notes regarding FLS, and other risk factors, described in our periodic filings on Form 10-Q and Form 10-K.

Item 7.01. Regulation FD Disclosure.

On the date set forth above, the Company issued a press release announcing the transaction described above, and a question and answer (“Q&A”) document, which are attached as Exhibit 99.1 and 99.2 respectively and are incorporated by reference.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release
99.2	Question and Answer Document
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

The information in Item 7.01 and Exhibits 99.1 and 99.2 is being furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Jerome Durso
Name: Jerome Durso
Title: President and Chief Executive Officer

Date: May 5, 2022